Exhibit 99.1

CryoMass Technologies Receives Canadian Patent For Its Proprietary Cryogenic Process For Separating Plant Material; Patent Protection Good Until 2039

NEWS PROVIDED BY

CryoMass Technologies Inc

May 31, 2022, 07:11 ET

DENVER, May 31, 2022 /PRNewswire/ -- CryoMass Technologies Inc. ("CryoMass" or the "Company") (OTC: CRYM) is pleased to announce that the Canadian Intellectual Property Office has granted CryoMass a patent (#3064896) for its novel plant material separation process technology. The patent relates in general to separating plant particulates and, in particular, to a system and method for cryogenic separation of plant material. The patent will remain valid until 2039.

The Canadian patent follows the precedent set by the United States Patent and Trademark Office and the State Intellectual Property Office of the P. R. of China, both of which granted process patents to CryoMass that are valid until 2038.

Christian Noël, CryoMass CEO, stated, "After years of planning, engineering and technical validation, it is exciting to receive patent protection in another key target market for our highly- disruptive technology. Canada was the first G7 nation to legalize cannabis and as such spawned some of the biggest names in the global cannabis industry. It's definitely an important commercialization opportunity for CryoMass."

CryoMass remains committed to expanding its global patent protection portfolio and is pursuing patents in other important jurisdictions, including the European Union.

"Although we talk a lot about the burgeoning, $50 billion dollar cannabis/hemp industry, we believe that our technology can dramatically reduce costs and improve product quality in other multi-billion dollar industries as well. Canada, China and the United States all have large and diverse agricultural sectors and having secured long-term patent protection should enable us to effectively capitalize on multiple agriculture opportunities," added Noël.

The common stock of CryoMass Technologies Inc. trades on the OTC QB market under the symbol CRYM. For further information, please contact the Company by email at investors@cryomass.com or by telephone at +1 833 256 2382. The Company will welcome your inquiry.

This press release is not an offer of securities, or a solicitation for purchase, subscription or sale of securities in the United States of America or in any other jurisdiction in which it would be unlawful to do so.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve known and unknown risks, uncertainties and other factors, including risk factors identified in the Company's SEC filings, and which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, changes in the regulatory environment affecting the sale and use of cannabis or hemp products and of other, potential lines of businesses that the Company will consider entering at a given time, demand for the Company's products, internal funding and the financial condition of the Company, product roll-out, competition, our dependence upon our commercial partners, variations in the global commodities markets and other commercial matters involving the Company, its products and the markets in which the Company operates or seeks to enter, as well as general economic conditions. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Marijuana, as defined in the U.S. Controlled Substances Act, remains a Schedule I drug under the respective act, making it illegal under federal law in the U.S. to, among other things, cultivate, distribute or possess cannabis. Financial transactions involving proceeds generated by, or intended to promote, cannabis- related business activities in the U.S. may form the basis for prosecution under applicable U.S. federal money laundering legislation. Please carefully review the Company's SEC filings with respect to related risk factors.

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SOURCE CryoMass Technologies Inc